 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-271418
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 24, 2023)
2,000,000 Shares
Common Shares
Offered by the
Selling Shareholders

This prospectus supplement relates to the resale from time to time of up to 2,000,000 common shares of Establishment Labs Holdings Inc. by the selling shareholders listed on page S-9, including their transferees, pledgees or donees or their respective successors, which includes 898,435 common shares issuable upon the exercise of pre-funded warrants to purchase our common shares, issued to the selling shareholders in our January 2024 private placement. We are registering these shares on behalf of the selling shareholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the common shares offered by this prospectus supplement.
We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of our common shares.
The selling shareholders identified in this prospectus supplement, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the common shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution” beginning on page S-13. For a list of the selling shareholders, see the section entitled “Selling Shareholders” beginning on page S-8.
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.” The closing price of our common shares on The Nasdaq Capital Market on January 30, 2024 was $37.88 per share.

Investing in our common shares involves a high degree of risk. See the risks set forth under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in any of the documents incorporated herein by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is January 31, 2024.

We have not, and the selling shareholders have not, authorized anyone to provide you with different information than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information; Incorporation by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 24, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.
All references in this prospectus supplement and the accompanying prospectus to “Establishment Labs,” “the Company,” “we,” “us,” “our,” or similar references refer to Establishment Labs Holdings Inc., a British Virgin Islands company, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.
This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference include trademarks, trade names and service marks owned by us or other companies. “Establishment Labs,” the Establishment Labs logos and other trademarks or service marks of Establishment Labs appearing in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, such as Motiva Implants, SilkSurface/SmoothSilk, VelvetSurface, ProgressiveGel, TrueMonobloc, BluSeal, Divina, Ergonomix, Ergomonix2, Ergonomix2 Diamond, Mia Femtech and MotivaImagine, among others, are the property of Establishment Labs. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names. This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference also contain additional trade names, trademarks and service marks of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-4 and the financial and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.
Our Company
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. We initially incorporated in Costa Rica in 2004 and subsequently reorganized under a parent holding company in the British Virgin Islands in 2013.
Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our medical technology platform. Our post-market surveillance data (which was not generated in connection with a United States Food and Drug Administration, or FDA, pre-market approval, or PMA, study collected at defined follow- ups, but was patient or practitioner reported) and published third-party data indicate that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and drive our revenue growth. We have developed other complementary products and services, which are aimed at further enhancing patient outcomes.
Since launching Motiva Implants in October 2010, the majority of our revenue has been generated from sales of our Motiva Implants in cash pay, non-reimbursable, breast augmentation procedures. To date, our Motiva Implants are registered to be sold in over 85 countries outside of the United States. We currently sell our products via exclusive distributors or our direct sales force and have introduced five generations of Motiva Implants. We currently commercially sell five product families: (i) Round and Ergonomix Round, (ii) Ergonomix Oval, (iii) Anatomical TrueFixation, (iv) Ergonomix2 Round and Ergonomix2 Diamond and (v) Flora Tissue Expander. Our products incorporate first of-its-kind safety features including: (i) SmoothSilk / SilkSurface (an optimized biocompatible advanced smooth surface that is designed to reduce capsular contracture), (ii) Qid RFID technology (a non-invasive, readable serial number that enables product identification and enhances safety and patient peace of mind), (iii) BluSeal visual barrier layer (a proprietary indicator that allows for verification of complete barrier layer presence) and (iv) TrueMonobloc gel-shell-patch configuration (a highly durable, easy-to-insert performance shell, gel and patch system that allows for smaller incisions and smaller scars).
Corporate Information
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase any of our common shares being offered by the selling shareholders hereby. Our agent for service of process in the United States is our wholly-owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on The Nasdaq Capital Market under the symbol “ESTA.”

Private Placement
On January 9, 2024, we entered into a securities purchase agreement with the selling shareholders, pursuant to which we issued and sold an aggregate of (a) 1,101,565 of our common shares at a price of $25.00 per share and (b) to six investors, in lieu of our common shares, pre-funded warrants to purchase 898,435 of our common shares for a price of $24.999 per pre-funded warrant, in a private placement to certain institutional accredited investors. Each pre-funded warrant has an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on January 11, 2024.
We received gross proceeds of approximately $50.0 million from the sale of these securities, before deducting offering expenses.
For a detailed description of the transactions contemplated by the securities purchase agreement with the selling shareholders and the securities issued pursuant thereto, see the section entitled “Selling Shareholders” in this prospectus supplement. We filed this prospectus supplement to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling shareholders to provide for the resale by the selling shareholders of the common shares offered hereby.

THE OFFERING
Common shares offered by the selling shareholders
Up to 2,000,000 common shares, including 898,435 common shares issuable upon exercise of pre-funded warrants.
Use of proceeds
We will not receive any proceeds from the sale of common shares in this offering.
Risk factors
You should carefully read and consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the information incorporated herein and therein before investing in our common shares.
Symbol on The Nasdaq Capital Market
“ESTA”

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before you decide to purchase common shares, you should carefully consider the risks described under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q since our most recent Annual Report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Where You Can Find Additional Information; Incorporation by Reference.” You should carefully consider these risks, as well as the additional risks described in other documents we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may from time to time amend, supplement or supersede the risks and uncertainties we disclose. The risks and uncertainties incorporated by reference herein are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Any statements that refer to projections of our future financial or operating performance, our liquidity and anticipated cash plans, our anticipated use of proceeds from this offering, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance. As a result, our actual future results may differ from our expectations, and those differences may be material.
These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to the following:
•
unfavorable global economic conditions, including slower growth or recession, inflation or decreases in consumer spending power or confidence, could adversely affect our business, financial condition or results of operations;

•
we expect to incur losses for the foreseeable future, and our ability to achieve and maintain profitability depends on the commercial success of our Motiva Implants;

•
if our available cash resources and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, we may seek to sell equity or convertible debt securities, enter into a credit facility or another form of third-party funding, or seek other debt financing;

•
the clinical trial process is lengthy and expensive with uncertain outcomes, and often requires the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. In addition, safety issues or other challenges may arise during the conduct of a trial. Delays or failures in our clinical trials will prevent us from commercializing any modified or new products and will adversely affect our business, operating results and prospects;

•
if the FDA or similar regulatory authority does not approve our products or requires additional clinical trials before any approval or if any approval of our products includes additional restrictions on the label, or requires a characterization of our products that differs from ours and/or other regulatory authorities, our business, financial condition, results of operations and growth prospects could be materially adversely affected;

•
pandemics, epidemics, or other public health crises may adversely affect our business and financial results in the future, as was the case with the COVID-19 pandemic in recent years;

•
in certain large markets, we engage in direct sales efforts. We may fail to maintain and develop our direct sales force, and our revenues and financial outcomes could suffer as a result. Furthermore, our direct sales personnel may not effectively sell our products;

•
if we are unable to educate clinicians on the safe, effective and appropriate use of our products and designed surgeries, we may experience increased claims of product liability and may be unable to achieve our expected growth;

•
we have a limited operating history in the United States and may face difficulties encountered by companies early in their commercialization in competitive and rapidly evolving markets;

•
our success depends, in part, on our ability to continue to enhance our existing products and services and develop or commercialize new products and services that respond to customer needs and preferences, which we expect will require us to incur significant expenses;

•
our business depends on maintaining our brand and ongoing customer demand for our products and services, and a significant reduction in sentiment or demand could affect our results of operations;

•
if we fail to compete effectively against our competitors, many of whom have greater resources than we have, our revenues and results of operations may be negatively affected;

•
any disruption at our existing facilities could adversely affect our business and operating results;

•
the medical technology industry is complex and intensely regulated at the federal, state, and local levels and government authorities may determine that we have failed to comply with applicable laws or regulations;

•
we rely on a single-source, third-party supplier for medical-grade long-term implantable silicone, which is the primary raw material used in our Motiva Implants. If this supplier were to increase prices for this raw material over time or experience interruptions in its ability to supply us with this raw material, our business, financial condition and results of operations could be adversely affected;

•
we have significant exposure to the economic and political situations in emerging market countries, and developments in these countries could materially impact our financial results, or our business more generally;

•
adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our liquidity and financial performance;

•
our results of operations could be affected by fluctuations in currency rates;

•
negative publicity concerning our products or our competitors’ products, including due to product defects and any resulting litigation, could harm our reputation and reduce demand for silicone breast implants, either of which could adversely impact our financial results and/or share price;

•
recent news coverage has called into question the long-term safety of breast implants and reports of breast implant-associated anaplastic large cell lymphoma linked to our competitors’ products which have led to regulatory actions regarding macrotextured devices in several countries and the worldwide recall of one of our competitor’s macrotextured implants and tissue expanders. These events and reports of other forms of cancer, including squamous cell carcinoma and various lymphomas, from breast implant products may lead to a reduction in the demand for silicone breast implants and could adversely affect our business; and

•
the medical device industry is characterized by patent litigation and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages or prevent us from marketing our existing or future products.

These risks and uncertainties are discussed in more detail in Item 1A “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q since our most recent Annual Report on Form 10-K as well as any amendments thereto. See also “Risk Factors” above.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our common shares described in the section entitled “Selling Shareholders” to resell the common shares described in such section. We are not selling any securities under this prospectus supplement and we will not receive any proceeds from the sale of common shares by the selling shareholders.
The selling shareholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other expenses associated with the registration of the shares covered by this prospectus supplement, including filing and printing fees, fees of our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus supplement under applicable state securities laws and listing fees.

SELLING SHAREHOLDERS
On January 9, 2024, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling shareholders, pursuant to which we issued and sold an aggregate of (a) 1,101,565 common shares at a price of $25.00 per share and (b) to six investors, in lieu of common shares, pre-funded warrants to purchase 898,435 common shares for a price of $24.999 per pre-funded warrant, in a private placement to certain institutional accredited investors, which we refer to as the Private Placement. The closing of the issuance and sale of these securities was consummated on January 11, 2024. Each pre-funded warrant has an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling shareholders under this prospectus only when the pre-funded warrants are exercised. We cannot predict when or whether any of the selling shareholders who hold pre-funded warrants will exercise their pre-funded warrants.
Under the terms of the pre-funded warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of common shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our common shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act of 1934, as amended, or the Exchange Act) would exceed 9.99% of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%. We refer to such percentage limitation as the Beneficial Ownership Limitation.
In connection with the Private Placement, we entered into a registration rights agreement with the selling shareholders, dated as of January 9, 2024, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the common shares sold in the Private Placement and the common shares issuable upon exercise of the pre-funded warrants sold in the Private Placement. We agreed to file such registration statement no later than 30 days following the closing of the Private Placement, and to keep such registration statement effective until the earlier of (i) the date on which all of the common shares covered by this prospectus supplement have been sold or (ii) the date on which all of the common shares covered by this prospectus supplement can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended, or the Securities Act. We have granted the selling shareholders customary indemnification rights in connection with the registration statement. The selling shareholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.
The foregoing summary descriptions of the Purchase Agreement, the pre-funded warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K filed on January 9, 2024, and are incorporated by reference herein.
This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of our common shares that were issued to the selling shareholders pursuant to the Purchase Agreement, plus the total number of common shares issuable upon exercise of the pre-funded warrants issued or issuable to the selling shareholders, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our common shares by the selling shareholders as of January 24, 2024. The information in the table below with respect to the selling shareholders has been obtained from the selling shareholders. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the common shares being registered on behalf of the selling shareholders, we are referring to the common shares and the common shares underlying the pre-funded warrants issued or issuable to the selling shareholders pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The selling shareholders may sell all, some or none of the common shares subject to this prospectus. See “Plan of Distribution.”
The number of common shares beneficially owned prior to the offering for each selling shareholder includes all common shares beneficially held by such selling shareholder as of January 24, 2024, which includes (1) all common shares purchased by such selling shareholder in the Private Placement and (2) all common shares issuable upon exercise of the pre-funded warrants purchased by such selling shareholder in the Private Placement, subject to the Beneficial Ownership Limitation. The percentages of shares owned before and after the offering are based on 27,191,864 common shares outstanding as of January 24, 2024, which includes the outstanding common shares offered by this prospectus supplement but does not include any common shares offered by this prospectus supplement that are issuable pursuant to pre-funded warrants and are deemed outstanding in the table below because they are beneficially owned by a person.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” our common shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights of our common shares within 60 days. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding the common shares issuable upon the exercise of pre-funded warrants held by that selling shareholder described above up to the Beneficial Ownership Limitation because such shares are exercisable within 60 days of January 24, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, each selling shareholder named in the table has sole voting and investment power with respect to the common shares beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling shareholder named below.
	Common Shares Owned Prior to the Offering(1)		Number of Shares Offered(2)	Common Shares Owned After the Offering(3)
Name of Selling Shareholder	Shares	%		Shares	%
Entities affiliated with Brown Advisory Incorporated(4)	1,630,071	5.99%	600,000	1,030,071	3.79%
Nantahala Capital Partners Limited Partnership(5)	360,451	1.32%	95,574	264,877	*
NCP RFM LP(6)	317,130	1.16%	127,448	189,682	*
Blackwell Partners LLC – Series A(7)	1,072,126	3.90%	296,978	775,148	2.85%
Pinehurst Partners, L.P.(8)	205,373	*	80,000	125,373	*
Entities affiliated with RTW Investments, LP(9)	2,720,991	9.99%	480,000	2,494,138	9.17%
Polar Capital Funds PLC – Healthcare Opportunities Fund(10)	320,000	1.18%	320,000	—	*

*
Less than 1%

(1)
Consists of the maximum number of common shares being offered pursuant to this prospectus supplement by each applicable selling shareholder, subject to any applicable beneficial ownership limitation, and, if applicable, any other Company common shares beneficially owned by such selling shareholder as of January 24, 2024.

(2)
The number of common shares being offered pursuant to this prospectus supplement by the selling shareholders consists of the number of common shares issued or issuable to the selling shareholder pursuant to the Purchase Agreement, assuming that (i) all pre-funded warrants issued and issuable under the Purchase Agreement were exercised in full, and (ii) all shares issuable to the selling shareholders upon the exercise of pre-funded warrants had been issued, in each case as of the trading day immediately preceding such date and without regard to any applicable beneficial ownership limitations under the pre-funded warrants.

(3)
Assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus supplement without regard to any beneficial ownership limitations applicable to the ownership of such shares and that the selling shareholders buy or sell no additional common shares prior to the completion of the offering. The beneficial ownership numbers and percentages give effect to the impact of any beneficial ownership limitations applicable to any other securities owned by the selling shareholders as described in the footnotes herein.

(4)
The number of common shares being offered pursuant to this prospectus supplement consists of the following: (i) 461,777 common shares by Brown Advisory Small-Cap Growth Fund, (ii) 118,309 common shares by Brown Advisory US Smaller Companies Fund, and (iii) 19,914 common shares by Brown Advisory US Small Cap Blend Fund. Based on information provided to the Company by the selling shareholder, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also include the following: (i) 792,772 common shares held by Brown Advisory Small-Cap Growth Fund, (ii) 203,111 common shares held by Brown Advisory US Smaller Companies Fund, and (iii) 34,188 common shares held by Brown Advisory US Small Cap Blend Fund. Brown Advisory LLC has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling shareholders as the investment adviser or investment manager and would be considered the beneficial owner of such securities. Brown Advisory Management LLC is the sole member of the Investment Manager. Brown Advisory Inc. is the manager of Brown Advisory Management LLC. Certain directors/employees are beneficial owners of Brown Advisory Inc. but each such individual disclaims any beneficial ownership of the reported shares, other than to the extent they may or may not hold shares directly of the entities. The business address for Brown Advisory Inc. is 901 South Bond Street, Suite #400, Baltimore, Maryland 21231.

(5)
The number of common shares being offered pursuant to this prospectus supplement consists of the 95,574 common shares which may be acquired upon exercise of pre-funded warrants by Nantahala Capital Partners Limited Partnership. Based on information provided to the Company by the selling shareholder, in addition to the foregoing number of common shares, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also includes 264,877 common shares held by the selling shareholder. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling shareholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling shareholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling shareholders. The business address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(6)
The number of common shares being offered pursuant to this prospectus supplement consists of 127,448 common shares which may be acquired upon exercise of pre-funded warrants by NCP RFM LP. Based on information provided to the Company by the selling shareholder, in addition to the foregoing number of common shares, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also includes 189,682 common shares held by the shelling shareholder. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling shareholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling shareholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling shareholders. The business address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(7)
The number of common shares being offered pursuant to this prospectus supplement consists of 296,978 common shares which may be acquired upon exercise of pre-funded warrants by Blackwell Partners LLC — Series A. Based on information provided to the Company by the selling shareholder, in addition to the foregoing number of common shares, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also includes 775,148 common shares held by the selling shareholder. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling shareholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling shareholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling shareholders. The business address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.
(8)
The number of common shares being offered pursuant to this prospectus supplement consists of 80,000 common shares which may be acquired upon exercise of pre-funded warrants by Pinehurst Partners, L.P. Based on information provided to the Company by the selling shareholder, in addition to the foregoing number of common shares, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also includes the following 125,373 common shares held by the selling shareholder. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling shareholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling shareholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling shareholders. The business address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(9)
The number of common shares being offered pursuant to this prospectus supplement consists of an aggregate of 480,000 common shares held by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd., without regard to any beneficial ownership limitations applicable to the ownership of such shares. Based on information provided to the Company by the selling shareholders, the number of common shares in the columns “Common Shares Owned Prior to the Offering” and “Common Shares Owned After the Offering” also include 2,494,138 common shares held by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Biotech Opportunities Operating Ltd. and the number of common shares in the column “Common Shares Owned Prior to the Offering” also includes 45,288 common shares which may be acquired upon exercise of pre-funded warrants by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. The shares reported under “Shares Beneficially Owned Prior to this Offering” in the table do not include all of the common shares issuable upon exercise of the pre-funded warrants held by RTW Master Fund, Ltd. and RTW Innovation Master Fund, Ltd. Such pre-funded warrants are each subject to a beneficial ownership limitation of 9.99%, which does not permit the foregoing entities to convert or exercise that portion of the pre-funded warrants that would result in the entities owning, after conversion or exercise, a number of common shares in excess of the beneficial ownership limitation. RTW Investments, LP (“RTW”), in its capacity as the investment manager of RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Operating Ltd. together, the “RTW Funds”) has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The business address for RTW Investments, LP is 40 10th Avenue, Floor 7 New York, NY 10014.

(10)
The number of common shares being offered pursuant to this prospectus supplement consists of 320,000 common shares held by Polar Capital Funds PLC — Healthcare Opportunities Fund. Polar Capital Funds plc is a company with variable capital and segregated liability between sub-funds incorporated in Ireland and authorized by the Central Bank of Ireland pursuant to the European Communities (Undertakings for Investment in Transferable Securities) Regulations 2011, as amended and with the address George’s Court, 54-62 Townsend Street, Dublin 2, Ireland. The investment manager of Polar Capital Funds plc is Polar Capital LLP, an FCA and SEC regulated fund manager/investment advisor, which has the ability to make decisions with respect to the voting and disposition of the shares and has overall responsibility for directing the investments of the entities in accordance with their investment objectives, policies and limitations. Polar Capital LLP is 100% owned by Polar Capital Partners Ltd, which is in turn 100% owned by Polar Capital Holdings plc, a London AIM listed holding company. Certain directors/employees are beneficial owners of Polar Capital Holdings plc but each such individual disclaims any beneficial ownership of the reported shares, other than to the extent they may or may not hold shares directly of the entities. The business address for the investment manager is 16 Palace Street, London, United Kingdom, SW1E 5JD.

PLAN OF DISTRIBUTION
The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and — any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus supplement, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of our common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common shares offered by this prospectus.
We have agreed with the selling shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the common shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the common shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the common shares offered hereby and other legal matters concerning this offering relating to British Virgin Islands law.
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and 2021 and for the years then ended as set forth in its report included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing. Marcum LLP’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, that file electronically with the SEC. The address of that website is www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023.

•
Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2023.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 10, 2023, August 9, 2023 and November 8, 2023, respectively.

•
Our Current Reports on Form 8-K filed with the SEC on April 27, 2023, May 31, 2023, December 14, 2023, and January 9, 2024 (excluding information “furnished” pursuant to Items 2.02 or 7.01 or any corresponding exhibit “furnished” under Item 9.01).

•
The description of our common shares, no par value, contained in our registration statement on Form 8-A, filed with the SEC on July 16, 2018, as modified by the description of our common shares contained in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31,

2019, filed with the SEC on March 16, 2020, and any other amendment or report filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:
Establishment Labs Holdings Inc. c/o Motiva USA LLC
16192 Coastal Highway
Lewes, Delaware 19958
+506 2434 2400
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.
We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC. You may obtain a free copy of these reports on the Investors section of our website, www.establishmentlabs.com.

PROSPECTUS
ESTABLISHMENT LABS HOLDINGS INC.
Common Shares
Debt Securities
Warrants
Rights
Units

We, or any selling securityholders to be identified in the future, may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Specific information about the offering, any selling securityholders and the amounts, prices and terms of the securities will be determined at the time of offering and described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The prospectus supplement for any offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. See the section of this prospectus entitled “Plan of Distribution” for more information.
Our common shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ESTA.” The prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 24, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or any selling securityholders may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we or any selling securityholder sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
No person has been authorized to give any information or make any representations in connection with any offering of securities made pursuant to the registration statement of which this prospectus forms a part other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part, you should refer to the registration statement, including its exhibits.
You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
When we refer to “Establishment Labs,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Establishment Labs Holdings Inc. and our consolidated subsidiaries, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the purchasers of the applicable securities being offered hereby.

THE COMPANY
We are a medical technology company focused on improving patient safety and aesthetic outcomes, initially in the breast aesthetics and reconstruction market. Our line of silicone gel-filled breast implants, branded as Motiva Implants, is the centerpiece of our medical technology platform. Our post-market surveillance data (which was not generated in connection with a United States Food and Drug Administration, or FDA, pre-market approval, or PMA, study collected at defined follow-ups, but was patient or practitioner reported) and published third-party data indicate that Motiva Implants show low rates of adverse events (including rupture, capsular contracture, and safety related reoperations) that we believe compare favorably with those of our competitors. We believe the proprietary technologies that differentiate our Motiva Implants enable improved safety and aesthetic outcomes and drive our revenue growth. We have developed other complementary products and services, which are aimed at further enhancing patient outcomes.
Since launching Motiva Implants in October 2010, the majority of our revenue has been generated from sales of our Motiva Implants in cash pay, non-reimbursable, breast augmentation procedures. To date, our Motiva Implants are registered to be sold in over 85 countries outside of the United States. We currently sell our products via exclusive distributors or our direct sales force (which accounted for approximately 40% of our revenue in 2022) and have introduced five generations of Motiva Implants. We currently commercially sell five product families: (i) Round and Ergonomix Round, (ii) Ergonomix Oval, (iii) Anatomical TrueFixation, (iv) Ergonomix2 Round and Ergonomix2 Diamond and (v) Flora Tissue Expander. Our products incorporate first of-its-kind safety features including: (i) SmoothSilk / SilkSurface (an optimized biocompatible advanced smooth surface that is designed to reduce capsular contracture), (ii) Qid RFID technology (a non-invasive, readable serial number that enables product identification and enhances safety and patient peace of mind), (iii) BluSeal visual barrier layer (a proprietary indicator that allows for verification of complete barrier layer presence) and (iv) TrueMonobloc gel-shell-patch configuration (a highly durable, easy-to-insert performance shell, gel and patch system that allows for smaller incisions and smaller scars).
We were reorganized under a parent holding company in the British Virgin Islands on October 9, 2013. Prior to that we operated as Establishment Labs, S.A., a Sociedad Anónima incorporated in Costa Rica, which was established in Costa Rica on January 18, 2004. Our registered office is located at P.O. Box 3140, Commerce House, Wickhams Cay 1, Road Town, Tortola VG1110, British Virgin Islands, and our telephone number at this address is +1 (284) 852-1010. Our principal place of business in Costa Rica is located at Alajuela, Coyol Free Zone, Buildings B15 and B25. Our telephone number at this address is +506 2434 2400. Our website address is www.establishmentlabs.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities. Our agent for service of process in the United States is our wholly owned subsidiary, Motiva USA LLC, a Delaware limited liability company, domiciled at 16192 Coastal Highway, Lewes, DE 19958. Our common shares are currently listed on Nasdaq under the symbol “ESTA.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this prospectus. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, are forward-looking statements.
We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results may differ from our expectations, and those differences may be material.
Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed under the sections contained under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement and “Part I-Item 1A-Risk Factors” of our most recent annual report on Form 10-K or “Part II-Item 1A-Risk Factors” of our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference.

USE OF PROCEEDS
We will set forth in the applicable prospectus supplement for an offering our intended use for the net proceeds received from the sale of any securities. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our products, increasing our working capital, acquisitions or investments in businesses, joint ventures, collaboration arrangements, products or technologies that are complementary to our own and capital expenditures. Pending any specific application of the net proceeds, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments such as money market funds, certificates of deposit, commercial paper and U.S. government securities.
We will not receive any proceeds from the sale of any securities by selling securityholders.

DESCRIPTION OF SHARE CAPITAL
General
We are incorporated as a British Virgin Islands company, and our affairs are governed by our amended and restated memorandum and articles of association and the laws of the British Virgin Islands.
Our authorized share capital consists of an unlimited amount of common shares, no par value per share. In addition, we may by resolution of the board of directors, without shareholder consent, amend our amended and restated memorandum and articles of association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the board of directors in their sole discretion deem fit, which shares may be issued as one or more series.
As of December 31, 2022, we had 24,407,838 common shares outstanding, held of record by 22 shareholders.
In addition, as of December 31, 2022, 2,037,808 common shares were subject to outstanding awards under our equity incentive plans, of which 1,873,165 common shares were issuable upon exercise of options outstanding as of December 31, 2022, at a weighted average exercise price of $42.73 per share, and 164,643 common shares were issuable upon the vesting of restricted share units outstanding.
The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Share Capital,” you should refer to our amended and restated memorandum and articles of association.
Key Provisions of our Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law Affecting our Common Shares
The following are summaries of material terms and provisions of our amended and restated memorandum and articles of association and the BVI Business Companies Act, or the BVI Act, insofar as they relate to the material terms of our common shares. This summary is not intended to be complete, and you should read the forms of our amended and restated memorandum and articles of association.
Meetings of Shareholders
If our shareholders want us to hold a meeting of our shareholders, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30%.
Subject to our amended and restated memorandum and articles of association, a meeting of our shareholders may be called by not less than seven days’ notice in writing. Notice of every meeting of shareholders will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the properly given notice, does not invalidate the meeting.
A meeting may be called by shorter notice than that mentioned above, but, subject to our amended and restated memorandum and articles of association, it will be deemed to have been duly called if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.
A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

Voting Rights
Under the BVI Act, the common shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Computershare Trust Company, N.A., which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.
Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.
No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting.
There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our amended and restated memorandum and articles of association for cumulative voting for such elections.
Protection of Minority Shareholders
Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our amended and restated memorandum and articles of association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the amended and restated memorandum and articles of association.
There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the board of directors. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands law and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is illegal; (2) acts that constitute oppression, unfair discrimination or unfair prejudice against the minority; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where we have not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.
Preemption Rights
British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our amended and restated memorandum and articles of association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands law or our amended and restated memorandum and articles of association.
Liquidation Rights
As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.
Modification of Rights
As permitted by British Virgin Islands law, and our amended and restated memorandum and articles of association, if our shares are divided into more than one class of shares, we may vary the rights attached to any class only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.
Transfer of Shares
Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.
Our board of directors may, in its absolute discretion, resolve to refuse or delay the registration of any transfer of any share without assigning any reasons therefor. If our directors refuse or delay the registration of a transfer they shall, as soon as practicable, send to each of the transferor and the transferee notice of such refusal or delay in the agreed form.
Share Repurchase
As permitted by the BVI Act and our amended and restated memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us.
Dividends
Subject to the BVI Act and our amended and restated memorandum and articles of association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the ‘solvency test’. A company will satisfy the solvency test if (i) the value of our assets exceeds our liabilities; and (ii) we are able to pay our debts as they fall due. Where a distribution is made to a shareholder at a time when we did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of our failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.
Board of Directors
We are managed by a board of directors which currently consists of eight directors. Our amended and restated memorandum and articles of association provide that the board of directors shall consist of not less than seven directors.
There are no share ownership qualifications for directors.
Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

A meeting of our board of directors will be competent to make lawful and binding decisions if at least a majority of the directors are present or represented. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.
Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass unanimous written resolutions without a meeting.
The remuneration to be paid to the directors shall be such remuneration as the directors shall determine. Under our amended and restated memorandum and articles of association, the independent directors shall also be entitled to reimbursement of out-of-pocket expenses in connection with the performance of his or her duties as director.
Staggered Board of Directors
Our amended and restated memorandum and articles of association provide for a staggered board of directors consisting of three classes of directors. Directors of each Class are chosen for three year terms upon the expiration of their current terms and each year one class will be elected by our shareholders. Our shareholders will elect directors for three-year terms upon the expiration of their current terms. Our shareholders elect only one class of directors each year. We believe that classification of our board of directors helps to ensure the continuity and stability of our business strategies and policies as determined by our board of directors. There is no cumulative voting in the election of directors. As such, this classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors also may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
Duties of Directors
British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum or articles of association of the company.
Issuance of Additional Common Shares
Our amended and restated memorandum and articles of association authorize our board of directors to issue additional common shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Changes in Authorized Shares
We are authorized to issue an unlimited number of common shares which will be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in issue. We may by resolution:
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combine all of our shares into shares of larger par value than our existing shares;

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divide all of our shares into shares of smaller par value than our existing shares; or

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create new classes of shares with preferences to be determined by the board of directors at the time of authorization, which could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon our liquidation or have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Inspection of Books and Records
Under British Virgin Islands law holders of our common shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) amended and restated memorandum and articles of association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.
Subject to our amended and restated memorandum and articles of association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.
Differences in Corporate Law
We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands law has enabled us to adopt the amended and restated memorandum and articles of association that will provide shareholders with rights that do not vary in any material respect from those under the Delaware Corporate Law.
Conflicts of Interest
Pursuant to the BVI Act and our amended and restated memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:
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vote on a matter relating to the transaction;

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attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

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sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws
In order to comply with legislation or regulations aimed at the prevention of money laundering we may require subscribers to provide evidence to verify their identity.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Anti-takeover Provisions
The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals. Our amended and restated memorandum and articles of association contain the following provisions which may be regarded as defensive measures: (i) a requirement of the affirmative vote of two-thirds or more of the shares entitled to vote on special matters such as mergers or acquisitions; (ii) the prevention of “business combinations” with “interested shareholders” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in accordance with our amended and restated memorandum and articles of association by a general meeting of our shareholders or satisfies other requirements specified in our amended and restated memorandum and articles of association; (iii) directors’ ability, in their absolute discretion, to decline to register any transfer of shares without assigning any reason; (iv) our board of directors’ ability to issue, from time to time, one or more classes of preferred shares and, with respect to each such class, to fix the terms thereof by resolution; (v) restrictions on the ability of shareholders to call meetings and bring proposals before meetings; (vi) elimination of the ability of shareholders to act by written consent; and (vii) the requirement of the affirmative vote of two-thirds of the shares entitled to vote to amend certain provisions of our amended and restated memorandum and articles of association.
Interested Directors
The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our board of directors. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.
Voting Rights and Quorum Requirements
Under British Virgin Islands law, the voting rights of shareholders are regulated by our amended and restated memorandum and articles of association and, in certain circumstances, the BVI Act. Our amended and restated memorandum and articles of association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the amended and restated memorandum and articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast.
Mergers and Similar Arrangements
Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of association or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
Shareholder Suits
We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.
In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.
A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.
Corporate Governance
British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.
Indemnification
British Virgin Islands law and our amended and restated memorandum and articles of association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A., and their address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol “ESTA.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement and any related issuer free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
The following summary of material provisions of the indenture is subject to, and qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:
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the title of the debt securities and the series in which the debt securities will be included;

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the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the aggregate principal amount that may be issued;

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the identity of the trustee;

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whether or not we will issue the series of debt securities in global form and, if so, the identity of the depositary and the terms and conditions, if any, upon which interests in the debt securities may be exchanged;

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the maturity date(s);

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the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date from which interest will accrue, the dates interest will be payable and the regular record dates for interest payable on any interest payment date;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the place or places where payments will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

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the date, if any, after which, the terms and conditions upon which, and the price at which we may, at our option, in whole or in part, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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provisions for a sinking fund, purchase or other analogous fund, if any;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

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any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, losses, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless otherwise indicated in the applicable prospectus supplement, we may make payments of interest by check which we will mail to the holder or by wire transfer to certain holders to an account within the United States. Any other paying agents that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
Governing Law
The indenture is, and the debt securities and any guarantees will be, governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may offer warrants for the purchase of our common shares. We may issue warrants independently of or together with our common shares offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, common shares. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
While the terms we have summarized below will generally apply to any future warrants we may offer under a prospectus supplement, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The description in the applicable prospectus supplement and any related issuer free writing prospectus of any warrants we offer may differ from the description provided below and does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. You should read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.
General
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants offered;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of any material U.S. federal income tax considerations applicable to the holding and/or exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS
We may issue rights for the purchase of our common shares. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.
We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:
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the date for determining the persons entitled to participate in the rights distribution;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which the rights may be transferable separately;

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the date on which the right to exercise the rights commences and the date on which the right expires;

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the number of rights outstanding, if any;

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a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

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any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS
We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of rights and warrants to purchase our common shares. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units.
The prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:
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the date, if any, on and after which the units may be transferable separately;

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whether we will apply to have the units traded on a securities exchange or securities quotation system;

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a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

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how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers;

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as part of a collaboration, arrangement or agreement with a third party;

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through a combination of any of these methods of sale; or

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any other method permitted pursuant to applicable law.

The applicable prospectus supplement for an offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the purchase price of the securities and the proceeds to us from the sale;

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any over-allotment options under which the underwriters may purchase additional securities from us;

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any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; or

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any common shares sold pursuant to a prospectus supplement will be listed on The Nasdaq Capital Market, subject to official notice of issuance. Any other securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP. Conyers Dill & Pearman, Road Town, Tortola, British Virgin Islands, will pass upon the validity of the securities offered hereby and other legal matters relating to British Virgin Islands law concerning the issuance and sale of securities offered hereby. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2022 and 2021 and for the years then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing. Marcum LLP’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.establishmentlabs.com. The information on our web site, or that can be accessed through our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023;

•
Information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed on April 12, 2023; and

•
The description of our common shares, no par value per share, contained in our registration statement on Form S-1 (File No. 333-225791), as initially filed with the SEC on June 21, 2018, as modified by the description of our common shares contained in Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, and any other amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).
Requests for such documents should be directed to:
Establishment Labs Holdings Inc.
Attention: Investor Relations
B25 Coyol Free Zone
Garita, Alajuela 20113, Costa Rica
+506 2434 2400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.
The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

2,000,000 Shares
Common Shares

Prospectus Supplement

January 31, 2024